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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                            ----------------------------

                                      FORM 8-K

              CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


                                   DATE OF REPORT
                  (DATE OF EARLIEST EVENT REPORTED): JUNE 11, 1999


                           ENERGY BIOSYSTEMS CORPORATION
               (Exact name of registrant as specified in its charter)


           DELAWARE                     0-21130                04-3078857

 (State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
      of incorporation or                                  Identification No.)
         organization)

                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS  77381
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (281)364-6100
                            (Registrant's telephone
                          number, including area code)

                       -----------------------------------

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ITEM 5. OTHER EVENTS

     On June 11, 1999, Energy BioSystems Corporation (the "Company") completed a closing of a private placement of Common Stock. The Company sold an aggregate of 3,795,331 shares in the private placement and issued three year warrants (the "Warrants") to purchase 317,919 shares of Common Stock at a purchase price of $2.40 per share. A total of 1,589,597 shares were sold at a price of $2.00 per share with the Warrants to purchase Common Stock and 2,205,734 shares were sold at a price of $1.80 per share without the Warrants.

     On June 22, 1999 the Company completed a second closing of the private placement of Common Stock. The Company sold an aggregate of 419,489 shares in the second closing of the private placement and issued Warrants to purchase 5,000 shares of Common Stock at a purchase price of $2.40 per share. A total of 25,000 shares were sold at a price of $2.00 per share with the Warrants to purchase Common Stock and 394,489 shares were sold at a price of $1.80 per share without the Warrants.

     The Company raised approximately $7.9 million ($7.6 million net of placement fees and expenses). The Company intends to use the net proceeds of the private placement for general corporate purposes.

     SAMCO Capital Markets, Inc. ("SAMCO") served as the placement agent for the private placement. In consideration for such services, the Company paid SAMCO placement fees of $306,229.79 and issued warrants to SAMCO exercisable for 323,704 shares of Common Stock at an exercise price of $2.40 per share.

     The private placement was not registered under the Securities Act of 1933, as amended (the "Securities Act"), and was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D. The purchasers in the private placement consisted of Qualified Institutional Buyers and other accredited investors.

     The Company has agreed to file a registration statement registering the shares sold in the offering and the shares issuable upon exercise of the Warrants sold in the offering within 60 days of the closing.

     On June 15, 1999, the Company issued a press release which announced the closing of the private placement of 3,795,331 shares of Common Stock and 317,919 Warrants to purchase Common Stock. The press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act of 1933, as amended.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     As a result of this financing, the Company's unaudited May 31, 1999 actual and proforma balance sheets and unaudited consolidated statements of income (loss) for the five months ended May 31, 1999 are as follows:


                           BALANCE SHEET


                                                              Proforma
                                   May 31, 1999             May 31, 1999
                                   (unaudited)               (unaudited)
Assets:
   Current Assets                   $1,331,038              $  8,934,404
   Long Term Assets                  2,614,027                 2,614,027
                                    ----------              ------------
Total Assets                        $3,945,065              $ 11,548,431
                                    ----------              ------------
                                    ----------              ------------

Liabilities & Stockholders'
  Equity:
   Current Liabilities              $  802,149              $    802,149
   Stockholders' Equity              3,142,916                10,746,282
                                    ----------              ------------
Total Liabilities &                 $3,945,065              $ 11,548,431
  Stockholders' Equity              ----------              ------------
                                    ----------              ------------


                  CONSOLIDATED STATEMENT OF INCOME (LOSS)


                                             Five Months Ending
                                                May 31, 1999
                                                (unaudited)

Revenue:
   Sponsored Research Income                    $ 1,024,936
                                                -----------
Total Revenue                                   $ 1,024,936
   Cost of Products Sold                                  0
                                                -----------
Gross Profit                                    $ 1,024,936

Expenses:
   Personnel Costs                              $ 1,647,243
   Indirect Costs                               $   432,831
   Direct Costs                                 $   574,763
                                                -----------
Total Expenses                                  $ 2,654,837

   Other Expenses                               $   363,854
   Other Income                                 $   (25,027)
                                                -----------
Miscellaneous (Income) Expense                  $   338,827
Net Profit (Loss)                               $(1,968,728)
                                                -----------
                                                -----------

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

     Exhibit No.            Description
     -----------            -----------

             4.1       --   Form of Subscription Agreement

            99.1       --   Press Release








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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ENERGY BIOSYSTEMS CORPORATION

Date: July 8, 1999

                            By: /s/ Paul G. Brown, III
                                ----------------------------------------------
                                    Paul G. Brown, III
                                    Vice President, Finance and
                                    Administration and Chief Financial Officer






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